EXHIBIT B
                           REGISTRATION RIGHTS AGREEMENT


       This REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of December 9, 1999, by and between Insignia Solutions plc, a company organized and existing under the laws of England and Wales (the "Company"), with headquarters located at 41300 Christy Street, Fremont, California 94538, and the persons listed on Schedule A to this Agreement (the "Initial Purchasers").

                                      RECITALS

       A. In connection with the Securities Purchase Agreement dated of even date herewith by and between the Company and Initial Purchasers (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to Initial Purchasers (i) the Company's American Depository Shares (the "ADSS"), each ADS representing one ordinary shares of 20p each nominal value of the Company (the "ORDINARY SHARES"); (ii) a warrant exercisable for ADSs, in the form attached as EXHIBIT A to the Securities Purchase Agreement (the "INITIAL WARRANT"); and (iii) a warrant in the form of EXHIBIT C to the Securities Purchase Agreement ( the "RESET WARRANT", and together with the Initial Warrant, the "WARRANTS"). ADSs issued and purchased pursuant to the Securities Purchase Agreement are herein referred to as "SHARES" and ADSs issued or issuable upon exercise of the Warrants are herein referred to as "WARRANT SHARES".

       B. To induce Initial Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws.

                                     AGREEMENTS

       NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, and Initial Purchasers hereby agree as follows:

                                     ARTICLE 1
                                    DEFINITIONS

       1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

              (a) "PURCHASERS" means Initial Purchasers and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article 9 hereof.

              (b) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

              (c) "REGISTRABLE SECURITIES" means the Shares and the Warrant Shares issued or issuable with respect to the Warrants (without regard to any limitations on exercise) and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the ADRs or any other Registrable Securities.

              (d) "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act pursuant to the provisions of this Agreement.

              (e)    "FUNDED AMOUNT" means one million dollars ($1,000,000).

       1.2 CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                                     ARTICLE 2
                                    REGISTRATION

       2.1 MANDATORY REGISTRATION. The Company shall prepare and file as soon as practicable but in any event on or prior to thirty (30) days after the date of the Closing with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities (without regard to any limitations on exercise of the Warrants), including those issuable upon full exercise of the Warrants purchased and sold at the Closing. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to and (subject to the approval of (which approval shall be rendered within 3 business days after receipt thereof and shall not be unreasonably withheld, delayed or denied)) the Initial Purchasers and its counsel at least seven (7) business days (or fewer to the extent provided herein) prior to its filing or other submission. The Company shall also prepare and file such amendments to registration statements and such additional registration statements as may from time to time be required by this Agreement.

       2.2 UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement filed pursuant to Section 2.1 hereof involves an underwritten offering, the Purchasers who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of Initial Purchasers, shall have the right to select one legal counsel to represent them and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company, and all fees and expenses of which shall be paid by the Purchasers.

       2.3 PAYMENTS BY THE COMPANY. The Company shall use its best efforts to cause the Registration Statement filed pursuant to Section 2.1 hereof to become effective as soon as practicable, but in no event later than the ninetieth (90th) day (or the one hundred twentieth

(120th) day if the SEC reviews such Registration Statement) following the Closing Date (the "REGISTRATION DEADLINE"). If any Registration Statement required to be filed by the Company pursuant to Section 2.1 hereof is not declared effective by the SEC on or before the applicable Registration Deadline (a "REGISTRATION FAILURE"), or after such Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities cannot be made pursuant to the Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of the Purchasers) (a "REGISTRATION SUSPENSION"), then the Company will make payments to the Purchasers in such amounts and at such times as shall be determined pursuant to this Section 2.3 as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). In the event of a Registration Failure, the Company shall pay to the Purchasers an amount equal to (A) the Multiplier (as defined herein) times (B) the sum of the aggregate Funded Amount plus the amount payable to the Company under the Warrants times (C) the number of months (prorated per day for partial months) following the Registration Deadline prior to the date the Registration Statement filed pursuant to Section 2.1 is declared effective by the SEC. In addition, in the event of a Registration Suspension, the Company shall pay to the Purchasers an amount equal to (D) the Multiplier times (E) the Funded Amount times (F) the number of months (prorated per day for partial months) from (x) the date on which sales of all the Registrable Securities first cannot be made to (y) the date on which sales of all the Registrable Securities can again be made. Amounts to be paid pursuant to this Section 2.3 shall be paid to Purchasers based upon the number of Shares and Warrant Shares owned and Warrant Shares issuable upon full conversion of the Warrants by each Purchaser, and shall be paid in cash.
 Such payments shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within five (5) days after the end of such thirty (30) day period. For any given date, the "MULTIPLIER" shall mean, (i) during the first thirty days following the Registration Deadline during which there is a Registration Failure or a Registration Suspension, 0.01, (ii) from the thirty-first day of a Registration Failure or Registration Suspension until the sixtieth such day, 0.015 and (iii) after the sixtieth day of a Registration Failure or Registration Suspension, 0.02. Notwithstanding the foregoing, a Registration Suspension effected by the Company pursuant to a Permitted Blackout shall not give rise to an obligation to make such payments. For purposes hereof, "PERMITTED BLACKOUT" shall mean the suspension of the Registration Statement after the effective date upon the good faith determination by the Company's Board of Directors that a material financing, acquisition or other extraordinary corporate transaction is in the best interest of the Company and its stockholders, and that disclosure thereof to the public would have a material adverse effect on the ability of the Company to consummate such material financing, acquisition or other extraordinary corporate transaction, all after receiving advice to such effect from a nationally recognized investment banking firm or, to the extent appropriate, the Company's counsel which has been engaged by the Company in connection with such financing, acquisition or other extraordinary corporate transaction; PROVIDED, HOWEVER, that (i) no more than two (2) such Permitted Blackouts may be imposed during any period of twelve (12) consecutive months and (ii) the aggregate duration of all Permitted Blackouts during any period of twelve (12) consecutive months shall be no more than fifteen (15) business days.

       2.4 PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to each Purchaser who has a right to have Registrable Securities covered by a Registration Statement pursuant to this Agreement written notice of such determination and, if within fifteen (15) days after the date of such notice, such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of ADSs which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit.
Any exclusion of Registrable Securities shall be made pro rata among the Purchasers seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Purchasers; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement. No right to registration of Registrable Securities under this Section 2.4 shall be construed to limit any registration required under Section 2.1 or 3.2 hereof. If an offering in connection with which a Purchaser is entitled to registration under this
Section 2.4 is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other ADSs included in such underwritten offering. So long as a Registration Statement is effective and immediately available for use so that all of the Registrable Securities may be sold in reliance thereon, the provisions of this section shall not apply.

       2.5 ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the re-sale by Initial Purchasers and any other Purchasers of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                                     ARTICLE 3
                             OBLIGATIONS OF THE COMPANY

       In connection with the registration of the Registrable Securities, the Company shall have the following obligations, including with respect to each Registration Statement to be filed hereunder:

       3.1 The Company shall prepare promptly and file with the SEC each Registration Statement required by Section 2.1, and cause each such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the Registration Statement effective pursuant to Rule 415 and available for use at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and
(ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to Initial Purchasers) may be immediately sold to the public without registration and without restriction as to the number of Registrable Securities to be sold, whether pursuant to Rule 144 or otherwise (the "REGISTRATION PERIOD"). Each such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

       3.2 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep such Registration Statement effective and available for use at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the termination of the Registration Period or, if earlier, such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event the number of Shares available under a Registration Statement filed pursuant to this Agreement is at any time insufficient to cover one hundred seventy five percent (175%) of the ADSs issued or issuable pursuant to all of the then-issued Warrants or the Securities Purchase Agreement (without regard to any limitations on exercise contained therein), the Company shall amend, if permissible, the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover two hundred percent (200%) of the Warrant Shares issued or issuable upon exercise of the Warrants (without regard to any limitation on exercise contained therein), in each case, as soon as practicable, but in any event within five (5) days. The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

       3.3 The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and its legal counsel
(a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2.1, each letter written by or on behalf of the Company to the

SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such Purchaser.

       3.4 The Company shall (a) register and qualify the Registrable Securities covered by each Registration Statement under securities laws of such jurisdictions in the United States as each Purchaser who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness and availability for use thereof during the applicable Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company material expense or burden, or (v) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

       3.5 In the event the Purchasers who hold a majority in interest of the Registrable Securities being offered in an offering pursuant to a Registration Statement or any amendment or supplement thereto under Section 2.1 or 3.2 hereof select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering, but shall not bear any costs or expenses of the underwriting.

       3.6 As soon as practicable after becoming aware of such event, the Company shall notify (by telephone and also by facsimile and reputable overnight courier) each Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts as soon as possible (but in any event within five (5) days) to prepare a supplement or amendment to the Registration Statement (and make all required filings with the SEC) to correct such untrue statement or omission, and the Company shall simultaneously (and thereafter as requested) deliver such number of copies of such supplement or amendment to each Purchaser (or other applicable document) as such Purchaser may request in writing. Unless such an event is publicly announced, the Company shall not, without the consent of the Purchaser, give such Purchaser any material non-public information, but shall inform the Purchasers that such prospectus includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       3.7 The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and the Company shall immediately notify by facsimile each Purchaser (at the facsimile number for such Purchaser set forth on the signature page hereto) who holds Registrable Securities (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

       3.8 The Company shall permit counsel designated by the Initial Purchasers to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects, provided such objection shall be communicated to the Company within 3 business days after receipt of such Registration Statement by Purchaser.

       3.9     [Intentionally deleted].

       3.10 At the request of any Purchaser, the Company shall furnish, on the date of effectiveness of the Registration Statement and thereafter from time to time on such dates as a Purchaser may reasonably request (a) an opinion, dated as of such applicable date, from counsel representing the Company addressed to the Purchasers and in form, scope and substance as is customarily given in an underwritten public offering and (b) a letter, dated as of such applicable date, from the Company's independent certified public accountants addressed to the Purchasers and in form, scope and substance as customarily given to underwriters in an underwritten public offering.

       3.11 The Company shall make available for inspection by (i) any Purchaser, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) attorneys and accountants retained by any Purchaser, and (iv) attorneys retained by such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Purchaser) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified in writing, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement to permit Purchaser to sell under such Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or is otherwise required by applicable law or legal process or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Purchaser). The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and reasonable substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.11. Each Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit a Purchaser's ability to sell Registrable Securities in a manner which is consistent with applicable laws and regulations.

       3.12 The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company excluding any information provided by Purchaser for use in or in connection with a Registration Statement unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process,
(d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) such Purchaser consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Purchaser prior to making such disclosure, and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

       3.13 From and after each Closing, the Company shall cause the listing and the continuation of listing of all the Registrable Securities related to such Closing and required to be covered by a Registration Statement on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the ADRs are then listed or quoted.

       3.14 The Company shall provide a transfer agent and depositary, which may be a single entity, for the Registrable Securities not later than the effective date of the applicable Registration Statement.

       3.15 The Company shall cooperate with the Purchasers who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Purchasers may request, and, within two (2) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the

Purchasers whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as EXHIBIT 1.

       3.16 At the request of any Purchaser, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with a Registration Statement filed pursuant hereto as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

       3.17 The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities covered by the Registration Statement and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission).

       3.18 The Company shall take all such other actions as any Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, but shall not be required to incur any costs or expenses in connection therewith not otherwise provided herein to be borne by the Company.

       3.19 From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company (other than Purchasers with respect to Registrable Securities) to include any of their securities in any Registration Statement or any amendment or supplement thereto under Section 2.1 or 3.2 hereof without the consent of Initial Purchaser and the holders of a majority of the Registrable Securities. Without the consent of Initial Purchaser, until the effectiveness of the Registration Statements contemplated by Section 2.1 hereof, the Company shall not file any other Registration Statement for the sale of any securities, whether for the account of the Company or any other person.

       3.20 The Registration Statement shall state that it covers such indeterminate number of additional shares as may be issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends and other similar transactions.

                                     ARTICLE 4
                           OBLIGATIONS OF THE PURCHASERS

       In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

       4.1 Each Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

       4.2 Each Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from the Registration Statement.

       4.3 Each Purchaser whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and each such Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

       4.4    [Intentionally omitted]

       4.5 Each Purchaser agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.6, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or advice that a supplement or amendment is not required and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser's possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Purchaser's obligations under this paragraph shall in no way limit the Company's obligations under this Agreement or Purchaser's rights or remedies against the Company with respect to any breach or threatened breach by the Company of any such obligations.

       4.6 Without limiting a Purchaser's rights under Section 2.1 or 3.2 hereof, no Purchaser may participate in any underwritten distribution hereunder unless such Purchaser (a) agrees to sell such Purchaser's Registrable Securities on the basis provided in any underwriting agreements in usual and customary form entered into by the Company pursuant to Section 3.5 hereof, (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Article 5. Without implication that the contrary would otherwise be true, it is expressly understood and agreed that no Purchaser shall be required to participate in any such underwritten distribution.

                                     ARTICLE 5
                              EXPENSES OF REGISTRATION

       All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Articles 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one firm of attorneys for the Purchasers, shall be borne by the Company.

                                   ARTICLE 6
                                INDEMNIFICATION

       In the event any Registrable Securities are included in a Registration Statement under this Agreement:

       6.1 To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) each Purchaser who holds such Registrable Securities,
(b) each underwriter of Registrable Securities and (c) the directors, officers, partners, members, employees, agents and persons who control any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if any, (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries whether or not in any court, before any administrative body or by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). The Company shall reimburse each such Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (x) shall not apply to an Indemnified Person with respect to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to
Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Purchaser pursuant to Article 9.

       6.2 In connection with any Registration Statement in which a Purchaser is participating, to the extent permitted by law, each such Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement, together with its directors, officers and members, and any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (such an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and such Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that a Purchaser shall be liable under this Agreement (including this Section 6.2 and Article 7) for only that amount as does not exceed the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Article 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

       6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and continue control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and an indemnifying party shall not be entitled to assume (or continue) such defense if the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and the indemnifying party, and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. Notwithstanding any assumption of such defense and without limiting any indemnification obligation provided for in Section
6.1 or 6.2, the Indemnified Party or Indemnified Persons, as the case may be, shall be entitled to be represented by counsel (at its own expense if the indemnifying party is permitted to assume and continue control of the defense and otherwise at the expense of the indemnifying party) and such counsel shall be entitled to participate in such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Article 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Article 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE 7
                                CONTRIBUTION

       To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 6 to the fullest extent permitted by law; provided, however, that
(i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and
(ii) contribution (together with any indemnification or other obligations under this Agreement) by any Purchaser of Registrable Securities shall be limited in amount to the net amount of proceeds received by such Purchaser from the sale of its Registrable Securities.

                                  ARTICLE 8
                        REPORTS UNDER THE EXCHANGE ACT

       With a view to making available to each Purchaser the benefits of Rule 144, the Company agrees that so long as any Purchaser holds Warrants, any Registrable Securities, the Company shall:

       8.1    (a)    Not terminate its status as an issuer required to file
reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

              (b) File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

       8.2 Furnish to each Purchaser promptly upon written request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the

Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE 9
                       ASSIGNMENT OF REGISTRATION RIGHTS

       The rights of the Purchasers hereunder as to Registrable Securities transferred by a Purchaser (or represented by Warrants transferred by a Purchaser), including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by each Purchaser to any transferee of all or any portion of the Registrable Securities if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, (ii) the securities with respect to which such registration rights are being transferred or assigned and (iii) the information specified in Section 3.12 to such transferee,
(c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of a Purchaser hereunder with respect to any Registrable Securities not transferred (and not represented by Warrants transferred) shall not be assigned by virtue of the transfer of other Registrable Securities or transferred Warrants representing other Registrable Securities.

                                  ARTICLE 10
                       AMENDMENT OF REGISTRATION RIGHTS

       Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, Initial Purchasers (so long as Initial Purchasers still beneficially owns Registrable Securities) and Purchasers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Article 10 shall be binding upon each Purchaser and the Company. Notwithstanding the foregoing, no amendment or waiver shall retroactively affect any Purchaser without its consent or prospectively adversely affect any Purchaser who no longer owns any Warrants, Registrable Securities without its consent. No amendment or waiver may adversely affect one or more Purchasers or group of Purchasers vis-a-vis any other Purchaser or group of Purchasers. Neither Article 6 nor Article 7 hereof may be amended or waived in a manner adverse to a Purchaser without its consent. Notwithstanding anything to the contrary contained in this Article 10, no amendment or waiver shall be applicable to an Initial Purchaser who does not consent in writing thereto.

                                  ARTICLE 11
                                MISCELLANEOUS

       11.1 A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities (or the Warrants which may be exercised for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or Warrants, as the case may be).

       11.2 Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by machine-generated confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                     If to the Company:

                     Insignia Solutions plc
                     41300 Christy Street
                     Fremont, CA 94538
                     Telecopy:  (510)360-3702
                     Attention:  Stephen M.  Ambler

                     with a copy to:

                     Ritchey Fisher Whitman & Klein PC
                     1717 Embarcadero Road
                     P.O. Box 51050
                     Palo Alto, California 94303
                     Telecopy:  (650)857-1288
                     Attention:  Peter A.  Whitman, Esq.


                     and if to Initial Purchasers:

                     To the names and addresses set forth on Schedule A hereto.

                     with a copy to:

                     Irell & Manella, LLP
                     333 South Hope Street
                     Los Angeles, CA 90071
                     Telecopy:  (213) 229-0515
                     Attention: Anthony T. Iler, Esq.

and if to any Purchaser, at such address as such Purchaser, shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11.2.

       11.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

       11.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the federal courts located in the state of New York and the state courts of the State of New York located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon the parties hereto mailed by first class mail shall be deemed in every respect effective service of process upon each such party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

       11.5 This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

       11.6 Subject to the requirements of Article 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article 9 (and without compliance therewith), the rights of a Purchaser hereunder shall be assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with a Purchaser's margin or brokerage accounts.

       11.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       11.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

       11.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

       11.10 Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by each Purchaser and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers and that the remedy at law for any such breach may be inadequate.

       11.11 The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time of such establishment or increase, as the case may be. In the event a Purchaser shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any ADSs included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Purchasers, pro rata based on the number of shares of Registrable Securities then held by such Purchasers. Without implication that the contrary would otherwise be true, for purposes of this paragraph, all Warrants then outstanding shall be assumed exercised for Registrable Securities (without giving effect to any limitations on exercise contained therein).

       11.12 Whenever the Company is required to make any cash payment to a Purchaser under this Agreement, such cash payment shall be due on the date (the "CASH DUE DATE") that such Purchaser delivers written notice from the Purchaser to the Company. Such cash payment shall be made to the Purchaser by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered within two (2) days of the Cash Due Date, such Purchaser shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

       11.13 If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.


                                    * * *

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



COMPANY:


       INSIGNIA SOLUTIONS PLC

       By: s/Richard M. Noling
       Name: Richard M. Noling
       Title: President and CEO

REGISTRATION RIGHTS AGREEMENT
(continued)


PURCHASERS:


       VINCENT S. and ROSEMARY PINO


       By s/Vincent S. Pino
              VINCENT S. PINO


       By s/Rosemary Pino
              ROSEMARY PINO



       RICHARD N. and BARBARA ZEHNER


       By s/Richard N. Zehner
              RICHARD N. ZEHNER


       By s/Barbara Zehner
              BARBARA ZEHNER



       By s/Robert Waley Cohen
              ROBERT WALEY-COHEN



       AVALON PANAMA S.A.


              By s/Avalon Panama S.A.

EXHIBIT 1
                                                                TO REGISTRATION
                                                               RIGHTS AGREEMENT
                                   [Date]
[Name and address
of transfer agent]

       RE:  INSIGNIA SOLUTIONS PLC

Ladies and Gentlemen:

       We are counsel to Insignia Solutions plc, a company organized and existing under the laws of England and Wales (the "COMPANY"), and we understand that ______________________ (the "HOLDER") has purchased from the Company American Depository Shares (the "ADSS") and certain Warrants to purchase additional ADSs. The ADSs were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of December __, 1999, by and among the Company and the Holder (the "AGREEMENT"). Pursuant to a Registration Rights Agreement, dated as of December __, 1999, by and among the Company and the Holder (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on December __, 1999, the Company filed a Registration Statement on Form S-3 (File No. 333- __________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

       [Other customary introductory and scope of examination language to be inserted, in each case as reasonably acceptable to Holders.]

       Based on the foregoing, we are of the opinion that the resale of Registrable Securities have been registered under the Securities Act.

       [Other appropriate customary language to be included, in each case as reasonably acceptable to Holders.]

                                          Very truly yours,

                                   SCHEDULE A


Name, Address and                  Purchase             Shares        Warrants
Telecopy Number of Purchaser       Price                Purchased     Purchased
-----------------------------      --------             ---------     ---------
Vincent S. and Rosemary Pino       $250,000             59,084        17,725


Richard N. and Barbara Zehner      $250,000             59,084        17,725


Robert Waley-Cohen                 $250,000             59,084        17,725


Avalon Panama S.A.                 $250,000             59,084        17,725